UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Long-Term Incentive Plan

On April 27, 2018, the stockholders of Flotek Industries, Inc. (the “Company”) approved the Company’s 2018 Long-Term Incentive Plan (the “Plan”). The terms of the Plan were previously disclosed in the Company’s Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on March 30, 2018 (the “2018 Proxy Statement”). The full text of the Plan was included as Exhibit A to the 2018 Proxy Statement, which is incorporated by reference into this Item 5.02.

2018 Performance Unit Plan

On April 27, 2018, in connection with the stockholder approval of the Plan, shares became available for the Company’s 2018 Performance Unit Plan (the “2018 PUP”) to provide appropriate incentives to work towards the continued growth and success of the Company.

The 2018 PUP permits the Company to grant shares of restricted stock and Performance Units (collectively, the “Awards”) to its senior executive officers. Pursuant to the 2018 PUP, the Awards will be based on a dollar value (the “Award Value”) determined by multiplying a factor as set forth in the table below by the annual salary of the participant. The total Award Value for each participant is allocated as follows:

•	40% restricted stock;

•	30% Performance Units based on Total Shareholder Return (“TSR”); and

•	30% Performance Units based on Return on Tangible Assets (“ROTA”).

The total Award Value for each participant is converted to restricted stock or restricted stock units by dividing the Award Value by $8.00. The shares of restricted stock vest ratably over a three-year period.

The TSR and ROTA Performance Units have a two-year performance period ending December 31, 2019. Any shares earned will vest on December 31, 2020. “Total Shareholder Return” means the return on an investment in the common stock of a company during a specified period, considering dividends and the change in stock price. Participants can earn restricted shares equal to 0% to 200% of the TSR Target Units depending on the performance of the Company’s stock relative to the Russell 2000 Index. “Return on Tangible Assets” means (i) the consolidated income of the Company before taxes, divided by (ii) the total consolidated assets of the Company, minus goodwill, other intangible assets, and deferred tax assets. Participants can earn restricted shares equal to 0% to 200% of the ROTA Target Units depending on the Company’s Return on Tangible Assets.

Executive Officer	2018 Award Value Multiple of Salary for Purposes of the 2018 PUP
John Chisholm
Chairman, President and Chief Executive Officer	2.25
Joshua A. Snively
Executive Vice President, Operations	2.00
Matthew B. Marietta
Executive Vice President of Finance and Corporate Development	1.50
H. Richard Walton
Chief Accounting Officer	1.35

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2018, the Company held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders elected all of the Company’s nominees for director, approved the Plan, approved the compensation of the Company’s named executive officers on an advisory basis and ratified the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

A total of 54,004,716 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 94.3% of the outstanding shares of the Company’s common stock as of March 8, 2018, the record date for the Annual Meeting.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Against	Abstain	Broker Non-Votes
Michelle M. Adams	38,719,591	1,777,633	50,821	13,456,671
Ted D. Brown	38,752,651	1,743,823	51,571	13,456,671
John W. Chisholm	37,613,419	2,892,028	42,598	13,456,671
L. Melvin Cooper	35,884,389	4,619,493	44,163	13,456,671
Kenneth T. Hern	34,710,760	5,784,122	53,163	13,456,671
L.V. “Bud” McGuire	38,751,689	1,751,793	44,563	13,456,671

(2) Proposal Two: Approval of the Company’s 2018 Long-Term Incentive Plan. The Company’s 2018 Long-Term Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
38,630,443	1,774,729	142,873	13,456,671

(3) Proposal Three: Advisory Vote to Approve Executive Compensation. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
38,475,511	1,940,636	131,898	13,456,671

(4) Proposal Four: Ratification of selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The selection of Moss Adams LLP was ratified as follows:

For	Against	Abstain
53,332,990	320,500	351,226

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 2, 2018	/s/ Matthew B. Marietta
Matthew B. Marietta
Executive Vice President of Finance and Corporate Development